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                                                        SHAW INDUSTRIES, INC.
                                                  COMPUTATION OF PER SHARE EARNINGS
                              FOR THE THREE AND SIX MONTHS ENDED JANUARY 1, 1994 AND DECEMBER 26, 1992
                              ------------------------------------------------------------------------
                                                 (In Thousands, Except Per Share Data)
                                                             (Unaudited)

                                                                           Three Months Ended                Six Months Ended
                                                                        --------------------------       -------------------------
                                                                        January 1,    December 26,      January 1,      December 26,
                                                                             1994            1992            1994             1992
PRIMARY:
       Weighted average common shares outstanding                         143,446         133,794         143,279          132,896

       Additional shares assuming exercise of stock options                 1,981           2,438           1,978            2,534
                                                                        ----------    ------------       ---------        ---------
       Average common shares outstanding, as adjusted                     145,427         136,232         145,257          135,430
                                                                        ==========    ============       =========        =========
       Net Income                                                    $     29,272   $      24,540          63,368           46,355
                                                                        ==========    ============       =========        =========
       Primary earnings per common share                             $       0.20   $        0.18      $     0.44       $     0.34
                                                                        ==========    ============       =========        =========






FULLY DILUTED:
       Weighted average common shares outstanding                         143,446         133,794         143,279          132,896

       Additional shares assuming exercise of stock options                 2,129           2,526           2,009            2,656
                                                                        ----------    ------------       ---------        ---------
       Average common shares outstanding, as adjusted                     145,575         136,320         145,288          135,552
                                                                        ==========    ============       =========        =========
       Net Income                                                     $    29,272   $      24,540      $   63,368       $   46,355
                                                                        ==========    ============       =========        =========
       Fully diluted earnings per common share                        $      0.20   $        0.18      $     0.44       $     0.34
                                                                        ==========    ============       =========        =========










                                          -14-

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